UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Wilke Road

Arlington Heights, Illinois 60004

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On June 1, 2016, Paylocity Holding Corporation (the “Company”), through its wholly-owned subsidiary Paylocity Corporation, entered into a Multi-Tenant Office Lease Agreement (the “Lease”) by and between Paylocity Corporation and RPAI Schaumburg American Lane, L.L.C., a Delaware limited liability company, as Landlord (the “Landlord”).  Pursuant to the Lease, the Company will lease approximately 309,559 rentable square feet of office space located at 1400 American Lane, Schaumburg, Illinois, which the Company will use for its corporate headquarters replacing the Company’s current headquarters in Arlington Heights, Illinois, which lease is set to expire at the end of fiscal 2019. The Lease provides for phased delivery and commencement dates, with commencement expected to occur on the following approximate dates:  Phase I (June 1, 2017), Phase II (Nov 1, 2017), Phase III (July 1, 2018), and Phase IV (July 1, 2019). The actual commencement dates are subject to timely delivery of the premises by the Landlord.  The Lease provides for a term beginning on the Phase I commencement date and ending 180 full calendar months (the “Term”) after the Landlord delivers the Phase II premises to the Company, which is expected to be on or about November 1, 2017, with two five year renewal options. Pursuant to the Lease, annual base rent will be approximately $15.00 per rentable square foot for the first 12 months following the commencement of the Term, and will increase by 2.5% beginning on the one year anniversary of the Phase II commencement date and each twelve-month period thereafter, with Landlord providing abatement of the base rent for the initial 12-month period after the commencement date of each phase.  The base rent payments do not include the Company’s proportionate share of any operating expenses for the location.  The Company has certain other rights, including, without limitation, a termination option, contraction option, expansion option, right of first offer and right of first refusal, each as more specifically described in the Lease.

The foregoing description of the Lease is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease.  The Lease is furnished as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

The Company’s press release announcing the Company’s entrance into the Lease is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Multi-Tenant Office Lease Agreement, dated June 1, 2016, by and between Paylocity Corporation and RPAI Schaumburg American Lane, L.L.C.
99.1	Press release of Paylocity Holding Corporation dated June 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: June 2, 2016	By:	/s/ Peter J. McGrail
Peter J. McGrail
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Multi-Tenant Office Lease Agreement, dated June 1, 2016, by and between Paylocity Corporation and RPAI Schaumburg American Lane, L.L.C.
99.1	Press release of Paylocity Holding Corporation dated June 2, 2016